Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the registration statement on Form F-3 (File No. 333-292111) of Meiwu Technology Company Limited (the “Company”) of our report dated October 2, 2026, relating to the audited financial statements of Xiamen Hemeitong Trading Co., Ltd. as of and for the years ended December 31, 2025 and 2024, which are included in the Company’s Report on Form 6-K/A filed with the Securities and Exchange Commission on October 2, 2026.

/s/ Enrome LLP

Singapore

October 2, 2026

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